Exhibit 10.2

LIMITED CONSENT AND SECOND AMENDMENT TO SENIOR SECURED FIRST LIEN TERM LOAN CREDIT AGREEMENT

This LIMITED CONSENT AND SECOND AMENDMENT TO SENIOR SECURED FIRST LIEN TERM LOAN CREDIT AGREEMENT (this “Amendment”) is entered into as of May 8, 2024, among Clean Energy, a California corporation (the “Borrower”), Clean Energy Fuels Corp, a Delaware corporation (the “Parent”), the undersigned Subsidiary Guarantors, Alter Domus Products Corp. (in its individual capacity, “Alter Domus”), as administrative agent (in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), and the undersigned Lenders.

RECITALS

WHEREAS, the Borrower, the Parent, the Administrative Agent, Alter Domus, as collateral agent, and the Lenders are party to that certain Senior Secured First Lien Term Loan Credit Agreement, dated as of December 12, 2023 (as amended by that certain Successor Agent Agreement and First Amendment to Senior Secured First Lien Term Loan Agreement, dated as of March 22, 2024, and as further amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Lenders have made Loans to the Borrower and provided certain other credit accommodations to the Borrower;

WHEREAS, the Lenders party hereto constitute all of the Lenders;

WHEREAS, pursuant to the definition of Permitted Additional JV, the Borrower has requested the approval by the Administrative Agent to the formation of the Additional JV (as defined below) as a Permitted Additional JV and the entry into the Additional JV Documents (as defined below) by CERD and the Administrative Agent desires to evidence such consent in this Amendment as more fully specified herein;

WHEREAS, the Additional JV constitutes an affiliate transaction for the Lenders and as such, the Lenders desire that they shall (i) be deemed to have directed the Administrative Agent to grant such approval automatically upon the approval by the appropriate governing body of CERD of the Additional JV and entry into the Additional JV Documents and (ii) not be deemed to have exercised independent discretion in providing such direction; and

WHEREAS, the Lenders party hereto and the Administrative Agent, together with the Borrower, the Parent and the Subsidiary Guarantors, have further agreed to amend certain provisions of the Credit Agreement, upon the terms and conditions as set forth herein and to be effective as of the Second Amendment Effective Date (as defined below).

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:

Section 1.Defined Terms. Each capitalized term used herein, but not otherwise defined herein, has the meaning given such term in the Credit Agreement, as amended by this Amendment.

Section 2.Consent Matters.

2.1Consent to Additional JV.

(a)The Borrower has (i) notified the Administrative Agent that CERD intends to enter into (A) that certain Limited Liability Company Agreement of MEW Clean Energy Holdings, LLC, a Delaware limited liability company (the “Additional JV”), to be dated on or about May 8, 2024, among CERD, Maas Energy Works, LLC, a Delaware limited liability company, and any other Person admitted as a Member in accordance with the terms thereof, substantially in the form attached as Exhibit A-1 to the Second Amendment (provided that any changes from the form attached as Exhibit A-1, including the attachment of any Exhibits, Schedules or Annexes thereto, shall not be adverse to the interests of the Lenders in any material respect) (the “Additional JV Operating Agreement”), and (B) that certain Joint Development Agreement, to be dated on or about May 8, 2024, by and between Maas Energy Works, LLC, a Delaware limited liability company, Livestock Renewables LLC, a Delaware limited liability company, and CERD, substantially in the form attached as Exhibit A-2 to the Second Amendment (provided that any changes from the form attached as Exhibit A-2, including the attachment of any Exhibits, Schedules or Annexes thereto, shall not be adverse to the interests of the Lenders in any material respect) (the “Additional JV Joint Development Agreement” and together with the Additional JV Operating Agreement, the “Additional JV Documents”), in connection with the formation of, and development of projects by, the Additional JV and (ii) requested that the Administrative Agent provide its written approval to CERD’s entry into the Additional JV as a “Permitted Additional JV”.

(b)Given the affiliated nature of the Additional JV, (i) the Lenders hereby recuse themselves from an independent determination and instead direct the Administrative Agent to consent to the formation of the Additional JV as a “Permitted Additional JV” and CERD’s entry into the related Additional JV Documents as “Permitted Additional JV Documents” on a one-time basis and subject to the limitations set forth in Section 2.2 below (such consent, the “Additional JV Consent”) automatically upon the authorization of the foregoing by the appropriate governing body of CERD as evidenced by the delivery to the Administrative Agent of the certificate contemplated in Section 4.2 and (ii) the Administrative Agent does hereby grant the Additional JV Consent.

2.2Limitations on Consent.  Other than the limited consents set forth in Section 2.1(b), nothing contained herein shall be deemed a consent to, or waiver of, any action or inaction of the Borrower, the Parent or any of the other Loan Parties that constitutes (or would constitute) a violation of any provision of the Credit Agreement or any other Loan Document, or which results (or would result) in a Default or Event of Default under the Credit Agreement or any other Loan Document. This Section 2 shall not constitute a course of conduct or dealing among the parties. The Administrative Agent and the Lenders shall have no obligation to grant any future waivers, consents or amendments with respect to the Credit Agreement or any other Loan Document, and the parties hereto agree that the limited consents provided in the above provisions of this Section

2 shall constitute a one-time consent and shall not waive, affect, or diminish any right of the Administrative Agent or the Lenders to hereafter demand strict compliance with the Credit Agreement and the other Loan Documents.

Section 3.Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Amendment (other than the consents set forth in Section 2, which are granted by the Administrative Agent independent of the amendments set forth in this Section 3), and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is, effective as of the Second Amendment Effective Date, hereby amended as follows:

3.1Amendments to Section 1.02.

(a)Section 1.01 of the Credit Agreement is hereby amended to amend and restate the following definitions in their entireties as follows:

“Material Contracts” means the collective reference to (a) the Amazon Agreements, (b) the bp JV Contracts, (c) the TotalEnergies JV Contracts, (d) the Rimere JV Agreement, (e) the Tourmaline JV Agreement, (f) the Maas JV Documents, (g) any Permitted Additional JV Document and (h) any other contract or other arrangement (other than the Loan Documents) to which any Loan Party, any Material Joint Venture or any Subsidiary is a party that generates, or is reasonably expected to generate, revenues or results in, or is reasonably expected to result in, liabilities to the Loan Parties and their respective Subsidiaries in excess of $10,000,000 in any fiscal year, but excluding in all cases, all Material Station Agreements.

“Material Joint Venture” means each of (a) the bp JV, (b) the TotalEnergies JV, (c) the TotalEnergies DR JV, (d) the Rimere JV, (e) any Permitted Additional TotalEnergies JV, (f) the Maas JV and (g) any other Permitted Additional JV.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent; provided, however, that, (i) for the avoidance of doubt, following the Closing Date if the Rimere JV ceases to be a “Subsidiary” as a result of no longer fitting the foregoing criteria for being a “Subsidiary”, then from and after such date, the Rimere JV shall no longer be considered a Subsidiary of Parent or its Subsidiaries (the understanding being that it shall thereafter constitute only a

Material Joint Venture for all purposes hereunder) and (ii) unless and until the criteria set forth in clause (b) of this definition is satisfied with respect to the Maas JV, the Maas JV shall not constitute a Subsidiary of any Loan Party.

(b)Section 1.01 of the Credit Agreement is hereby amended to insert the following definitions in appropriate alphabetical order:

“Maas Joint Development Agreement” means that certain Joint Development Agreement, to be dated on or about May 8, 2024, by and between Maas Energy Works, LLC, a Delaware limited liability company, Livestock Renewables LLC, a Delaware limited liability company, and CERD, substantially in the form attached as Exhibit A-2 to the Second Amendment.

“Maas Joint Venture Documents” means the Maas Joint Development Agreement and the Maas Operating Agreement.

“Maas JV” means MEW Clean Energy Holdings, LLC, a Delaware limited liability company.

“Maas Operating Agreement” means that certain Limited Liability Company Agreement of Maas JV, to be dated on or about May 8, 2024, among CERD, Maas Energy Works, LLC, a Delaware limited liability company, and any other Person admitted as a Member in accordance with the terms thereof, substantially in the form attached as Exhibit A-1 to the Second Amendment.

“Maas Permitted Transfer Restrictions” means the restrictions or limitations set forth in Sections 11.1(D), 11.4 and 11.5 of the Maas Operating Agreement and Section 9.7.1 of the Maas Joint Development Agreement.

“Second Amendment” means that certain Limited Consent and Second Amendment to Senior Secured First Lien Term Loan Credit Agreement, dated as of May 8, 2024, by and among the Borrower, the Parent, the Subsidiary Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

3.2Amendment to Section 7.13. Section 7.13 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 7.13Restriction on Liens. Except with respect to (i) the TotalEnergies DR JV Agreement as contemplated under Section 8.16 or otherwise permitted under Section 9.13 and (ii) Maas Permitted Transfer Restrictions, no Loan Party, Material Joint Venture or, solely in the case of clause (ii) below, Subsidiary of any Loan Party, is a party to any Material Contract, documentation evidencing Material Indebtedness or other material agreement or arrangement (other than (a) Capital Leases and purchase money Indebtedness creating Liens permitted by Section 9.03(c), but only on the Property subject of such Capital Lease or purchase money Indebtedness, (b) documentation in respect of cash collateral granting Liens permitted by Section 9.03(d), Section 9.03(g), or Section 9.03(l), but only on the Property subject of such cash collateral arrangement and (c) grant agreements but solely with respect to Liens on property constructed or acquired with the proceeds of such grant agreement), or is subject to any order, judgment, writ or decree, which either restricts or purports to restrict the ability to grant Liens to the Agents and the Lenders (i) on or in respect of its Properties or (ii) on or in respect of its Equity Interests, in each case, to secure the Secured Obligations and the Loan Documents or the ability of the Collateral Agent (on behalf of the Secured Parties) to enforce such Liens in accordance with the terms of the Loan Documents.

3.3Amendment to Section 8.12(c). Section 8.12(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(c)Material Contracts. Other than solely with respect to the Maas Permitted Transfer Restrictions, with respect to any Material Contract entered into or otherwise acquired, or upon qualification of a contract as a Material Contract pursuant to clause (g) of the definition thereof, in each case, after the Closing Date, each of Parent and the Borrower will, and will cause each Material Joint Venture and each Subsidiary to, cause such Material Contract to permit or otherwise be subject to the Lien of the Collateral Agent under the Security Documents free and clear of any restriction on the granting of such Liens or the ability of the Collateral Agent (on behalf of the Secured Parties) to enforce such Liens concurrently with the execution of such Material Contract or substantially concurrently with the qualification of such contract as a Material Contract, as applicable, including, if necessary, by causing the applicable counterparty to execute and deliver a Consent Agreement.”

3.4Amendment to Section 9.05(f). Section 9.05(f) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(f)subject to Section 9.16, Investments (other than the making of any member loan) in (i) any Material Joint Venture (other than the TotalEnergies JV, the TotalEnergies DR JV, the Rimere JV and the Maas JV) in accordance with the terms of the Organizational Documents of such Material Joint Venture, (ii) from and after the date that the fully-executed Total Consent Agreement is delivered to the Administrative Agent, the TotalEnergies JV and the Total Energies DR JV and (iii) Investments in the Maas JV (A) in an aggregate amount not to exceed $150,000,000 or (B) otherwise consented to by the Lenders in their reasonable discretion, so long as in each case with respect to the foregoing clauses (i), (ii) and (iii), no Default or Event of Default has occurred and is continuing or would immediately result therefrom.”

3.5Amendment to Section 9.13(b). Section 9.13(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(b)Except with respect to the Rimere JV Agreement, the TotalEnergies JV Agreement, the TotalEnergies DR JV Agreement and the Maas Permitted Transfer Restrictions, neither Parent nor the Borrower will, and will not permit any Material Joint Venture or any Subsidiary to, create, incur, assume or suffer to exist any direct or indirect prohibition or restriction (including, without limitation, any change of control or other transfer restrictions) with respect to the ability of the Collateral Agent (on behalf of the Secured Parties) to enforce any Lien on any Material Contract or any Loan Party’s, any Material Joint Venture’s or any Subsidiary’s direct or indirect rights thereunder in accordance with the terms of the Loan Documents.”

Section 4.Conditions Precedent to Amendment. The limited consents provided in Section 2 and the amendments contained in Section 3 shall be effective upon the satisfaction of the following conditions precedent (such date of satisfaction, the “Second Amendment Effective Date”):

4.1Signature Pages. The Administrative Agent shall have received counterparts to this Amendment duly executed by the Administrative Agent, each Lender, the Borrower, the Parent and each undersigned Subsidiary Guarantor.

4.2Joint Venture Documents. The Administrative Agent and the Lenders shall have received a certificate of a Responsible Officer of the Borrower (i) attaching thereto true and complete executed copies of each of the Additional JV Documents, (ii) certifying that each Additional JV Document attached thereto is in form and substance substantially the same as Exhibit A-1 or Exhibit A-2 attached hereto, as applicable, and (iii) certifying that the entry into the Additional JV Documents by CERD has been duly authorized by all necessary limited liability or other corporate action on the part of CERD and that the Additional JV Documents are legal, valid and binding obligations of CERD, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.3Fees and Expenses. The Borrower shall have reimbursed each of the Administrative Agent and the Lead Arranger for all reasonable and documented out-of-pocket fees, charges and expenses due and payable as of the Second Amendment Effective Date to the extent the Borrower has received an invoice therefor at least two (2) Business Days prior to such date.

4.4Representations and Warranties. Each representation and warranty of the Borrower, the Parent and/or each Subsidiary Guarantor contained in the Credit Agreement and the other Loan Documents, including those set forth in Section 5 below, is true and correct in all material respects (or, to the extent already qualified by materiality, in all respects) on and as of the Second Amendment Effective Date immediately after giving effect to this Amendment, except to the extent any such representations and warranties expressly relate to an earlier date (in which case, such representations and warranties shall be true and correct in all material respects (or, to the extent already qualified by materiality, in all respects) as of such earlier date).

4.5No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing prior to, or immediately after giving effect to, the limited consents in Section 2 hereto.

Section 5.Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, each of the Borrower, the Parent and each Subsidiary Guarantor hereby represents and warrants to the Lenders and the Administrative Agent as follows:

5.1Authority; Enforceability. This Amendment has been duly executed and delivered by the Borrower, the Parent and each Subsidiary Guarantor and each of this Amendment and the Credit Agreement as amended hereby constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.2Approvals; No Conflicts. Neither the execution and delivery of this Amendment by the Borrower, the Parent or any Subsidiary Guarantor, nor the consummation of the transactions herein contemplated or in compliance with the terms and provisions hereof by any of them (a) requires any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including holders of its Equity Interests or any class of directors or managers, whether interested or disinterested, of any Loan Party or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Amendment or any other Loan Document or the consummation of the transactions contemplated hereby or thereby, except such as have been obtained or made and are in full force and effect, (b) will violate (i) in any material respect, any applicable law or regulation or (ii) any Organizational Document of any Loan Party or any Subsidiary of any Loan Party or any order of any Governmental Authority, (c) will violate or constitute a default under or result in any breach of any Material Indebtedness or Material Contract binding upon any Loan Party, any Material Joint Venture or any Subsidiary of any Loan Party or any of their Properties, or give rise to a right thereunder to require any payment to be made by any Loan Party and (d) will result in the creation or imposition of any Lien on any Collateral or any other Property of any Loan Party or any Subsidiary of any Loan Party (other than the Liens created by the Loan Documents).

5.3No Default or Event of Default has occurred and is continuing prior to, or immediately after giving effect to, the limited consents in Section 2 hereto.

5.4Each representation and warranty of the Borrower, the Parent and/or each Subsidiary Guarantor contained in the Credit Agreement and the other Loan Documents, is true and correct in all material respects (or, to the extent already qualified by materiality, in all respects) on and as of the Second Amendment Effective Date immediately after giving effect to this Amendment, except to the extent any such representations and warranties expressly relate to an earlier date (in which case, such representations and warranties shall be true and correct in all material respects (or, to the extent already qualified by materiality, in all respects) as of such earlier date).

Section 6.Miscellaneous.

6.1Reaffirmation of Loan Documents. Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as amended and modified hereby, remain in full force and effect and, to the knowledge of the Borrower, the Parent and each

Subsidiary Guarantor, none of the Borrower, the Parent nor any such Subsidiary Guarantor has any defense to its obligations to pay the Secured Obligations when due. The Borrower, the Parent and each Subsidiary Guarantor hereby agrees that the amendments and modifications herein contained shall not limit or impair any Liens securing the Secured Obligations or the Borrower’s, the Parent’s or such Subsidiary Guarantor’s obligation to pay the Secured Obligations when due, each of which is hereby ratified and affirmed.

6.2Entire Agreement. This Amendment states the entire agreement and supersedes all prior agreements, written or verbal, between the parties hereto with respect to the subject matter hereof and may not be amended except in writing signed by a duly authorized representative of each of the respective parties hereto. Except as specifically modified by this Amendment, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

6.3Waiver. No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

6.4Governing Law; Submission To Jurisdiction; Waivers; Waivers of Jury Trial. The parties hereby agree that Section 12.09 of the Credit Agreement shall apply, mutatis mutandis, to this Amendment.

6.5Successors and Assigns. This Amendment shall inure to the benefit and be binding upon the successors and permitted assigns of each of the parties hereto.

6.6Severability. In the event that any provision of this Amendment, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Amendment, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

6.7Loan Documents. Upon the execution and delivery of this Amendment by the Borrower, the Parent, the Subsidiary Guarantors, the Administrative Agent and the Lenders, this Amendment shall be deemed to be a Loan Document, and the Credit Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

6.8Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document. This document will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each of the parties and a copy thereof delivered to each party under this Amendment. Each party to this Amendment agrees that it will be bound by its own facsimile or electronic signature and that it accepts the facsimile or electronic signatures of each other party. Each party to this Amendment agrees that it will be bound by its own facsimile or electronic signature and that it accepts the facsimile or electronic signatures of each other party. Each party agrees that this Amendment and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Amendment or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. As used herein, “electronic signatures” mean any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record.

6.9Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

6.10Direction to Administrative Agent. The undersigned Lenders party hereto hereby (a) direct the Administrative Agent to execute and deliver this Amendment, and (b) acknowledge and agree that the direction in this Section 6.10 constitutes a direction from the Lenders under the provisions of Section 11.02 of the Credit Agreement. The Borrower, the Parent, the Subsidiary Guarantors and the Lenders party hereto expressly agree and confirm that the Administrative Agent’s right to indemnification, as set forth in Section 12.03 of the Credit Agreement, shall apply with respect to any and all losses, claims, liabilities, costs and expenses that the Administrative Agent incurs, asserts or is awarded against the Administrative Agent in connection with this Amendment.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

BORROWER:	CLEAN ENERGY

	By:	/s/ Robert M. Vreeland
	Name:	Robert M. Vreeland
	Title:	Chief Financial Officer

PARENT:	CLEAN ENERGY FUELS CORP.

	By:	/s/ Robert M. Vreeland
	Name:	Robert M. Vreeland
	Title:	Chief Financial Officer

[SIGNATURE PAGE – LIMITED CONSENT AND SECOND AMENDMENT – CLEAN ENERGY]

SUBSIDIARY GUARANTORS:	CLEAN ENERGY & TECHNOLOGIES LLC
BLUE ENERGY LIMITED LLC
BLUE ENERGY GENERAL LLC
TRANSTAR ENERGY COMPANY L.P.
		By:	Blue Energy General LLC, its general partner
BLUE FUELS GROUP L.P.
		By:	Blue Energy General LLC, its general partner
CLEAN ENERGY TEXAS LNG, LLC
CLEAN ENERGY LNG, LLC
NG ADVANTAGE LLC
CLEAN ENERGY RENEWABLE FUELS, LLC
CLEAN ENERGY RENEWABLE
DEVELOPMENT, LLC
CLEAN ENERGY FINANCE, LLC
CLEAN ENERGY LOS ANGELES, LLC
SOUTH FORK FUNDING, LLC
		By:	Clean Energy Renewable Development, LLC, its sole member
CLEAN ENERGY SOUTH FORK HOLDINGS, LLC
SOUTH FORK RENEWABLE ENERGY, LLC
O’BRYAN GRAIN RENEWABLE ENERGY, LLC
SOUTH FORK OHIO RENEWABLE ENERGY, LLC
CLEAN ENERGY REAL ESTATE, LLC
CLEAN ENERGY FUELING SERVICES CORP.
CLEAN ENERGY RENEWABLE OPERATIONS, LLC
CLNE PLASMAFLOW HOLDINGS, LLC
		By:	Clean Energy, its sole member
CLEAN ENERGY REAL ESTATE TEXAS, LLC
CLEAN ENERGY SOUTH FORK OHIO HOLDINGS, LLC

	By:	/s/ Robert M. Vreeland
	Name:	Robert M. Vreeland
	Title:	Chief Financial Officer

[SIGNATURE PAGE – LIMITED CONSENT AND SECOND AMENDMENT – CLEAN ENERGY]

CLEAN ENERGY REAL ESTATE ARIZONA LLC
CLEAN ENERGY REAL ESTATE KENOSHA, LLC
CLEAN ENERGY REAL ESTATE NORTH CAROLINA, LLC
CLEAN ENERGY REAL ESTATE TENNESSEE, LLC
CLEAN ENERGY REAL ESTATE VIRGINIA LLC
CLEAN ENERGY REAL ESTATE WISCONSIN LLC

By:	/s/ Robert M. Vreeland
Name:	Robert M. Vreeland
Title:	Chief Financial Officer

[SIGNATURE PAGE – LIMITED CONSENT AND SECOND AMENDMENT – CLEAN ENERGY]

ADMINISTRATIVE AGENT:	ALTER DOMUS PRODUCTS CORP.

	By:	/s/ Matthew Trybula
	Name:	Matthew Trybula
	Title:	Associate Counsel

[SIGNATURE PAGE – LIMITED CONSENT AND SECOND AMENDMENT – CLEAN ENERGY]

LENDERS:	STONEPEAK CLNE-L HOLDINGS LP

By: Stonepeak Opportunities Fund Associates LP, its general partner

By: Stonepeak Opportunities Fund GP Investors LP, its general partner

By: Stonepeak GP Investors Holdings LP, its general partner

By: Stonepeak GP Investors Upper Holdings LP, its general partner

By: Stonepeak GP Investors Holdings Manager LLC, its general partner

	By:	/s/ Michael Bricker
	Name:	Michael Bricker
	Title:	Senior Managing Director

[SIGNATURE PAGE – LIMITED CONSENT AND SECOND AMENDMENT – CLEAN ENERGY]

HUDSON WATERFRONT CREDIT FUND LP, as Lender

By: Stonepeak Hudson Credit Associates LP, as its General Partner
By: Stonepeak GP Investors Manager LLC, as its General Partner

By:	/s/ Michael Bricker
Name:	Michael Bricker
Title:	Senior Managing Director

[SIGNATURE PAGE – LIMITED CONSENT AND SECOND AMENDMENT – CLEAN ENERGY]

STONEPEAK INFRASTRUCTURE CREDIT FUND I LP, as Lender

By: Stonepeak Credit Associates LLC, as its General Partner
By: Stonepeak GP Investors Manager LLC, as its Managing Member

By:	/s/ Michael Bricker
Name:	Michael Bricker
Title:	Senior Managing Director

[SIGNATURE PAGE – LIMITED CONSENT AND SECOND AMENDMENT – CLEAN ENERGY]

List of Omitted Exhibits

The following exhibits to the Limited Consent and Second Amendment to Senior Secured First Lien Term Loan Credit Agreement, dated May 8, 2024, among Clean Energy, Clean Energy Fuels Corp., the Subsidiary Guarantors, Alter Domus Products Corp., and the Lenders thereto have not been provided herein:

Exhibit A-1 – Additional JV Operating Agreement

Exhibit A-2 – Additional JV Joint Development Agreement

The registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit to the Securities and Exchange Commission upon request.